Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		VP, Investor Relations and Finance
	New York, NY 10151		646-412-6877
mchesler@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017

THIRD QUARTER HIGHLIGHTS:

•	Reported revenue increased 7.6% to $375.8 million

•	Organic revenue growth of 7.8% (See Schedule 2)

•	Net income attributable to MDC Partners common shareholders increased to $16.5 million from a loss of ($32.1) million last year
•	Adjusted EBITDA increased 16.4% to $53.8 million, with margins of 14.3% (See Schedules 3 and 4)

•	Net New Business wins totaled $25.6 million

YEAR-TO-DATE HIGHLIGHTS:

•	Reported revenue increased 11.6% to $1.11 billion

•	Organic revenue growth of 8.4% (See Schedule 2)

•	Net income attributable to MDC Partners common shareholders increased to $14.8 million vs a loss of ($54.9) million last year
•	Adjusted EBITDA increased 13.0% to $136.6 million, with margins of 12.3% (See Schedules 4 and 5)

•	Net New Business wins totaled $77.2 million

New York, NY, October 30, 2017 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and nine months ended September 30, 2017.

Scott Kauffman, Chairman and Chief Executive Officer of MDC Partners, said, “Our business delivered another strong quarter, highlighted by industry-leading organic revenue growth of 7.8%, nearly $26 million of net new business, and increases in both Adjusted EBITDA and Adjusted EBITDA margin. We’re particularly pleased with our ongoing success securing high profile, global and integrated assignments for some of the world’s most iconic brands, demonstrating how our portfolio of world-class agencies continues to capitalize on the changing marketing and communications landscape. We’re very excited about the opportunity ahead of us.”

David Doft, Chief Financial Officer of MDC Partners, said, “It is shaping up to be the improved year we expected, which keeps us on track to achieve all of our full year financial targets. We remain committed to our additional goals of de-leveraging the company over time even while advancing our strategic capabilities, including the reduction of our deferred acquisition consideration and minority interest, as well as our leverage ratio. We continue to believe that an improved balance sheet in conjunction with expanding profits will result in attractive equity returns for shareholders.”

Third Quarter and Year-to-Date 2017 Financial Results

Revenue for the third quarter of 2017 was $375.8 million, an increase of 7.6%, compared to $349.3 million in the third quarter of 2016. The effect of foreign exchange was positive 0.8%, the impact of non-GAAP acquisitions (dispositions), net was negative 0.9%, and the resulting organic revenue growth was 7.8%. Organic revenue growth for the period was favorably impacted by 180 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net income attributable to MDC Partners common shareholders in the third quarter of 2017 was $16.5 million compared to a loss of ($32.1) million in the third quarter of 2016. Diluted income per share attributable to MDC Partners common shareholders for the third quarter of 2017 was $0.24 compared to a loss of ($0.62) per share in the third quarter of 2016. Adjusted EBITDA for the third quarter of 2017 was $53.8 million, an increase of 16.4% compared to $46.3 million in the third quarter of 2016, with margins expanding by 110 basis points versus last year.

Revenue for the first nine months of 2017 was $1.11 billion, an increase of 11.6%, compared to $995.3 million in the first nine months of 2016. The effect of foreign exchange was negative 0.4%, the impact of non-GAAP acquisitions (dispositions), net was positive 3.7%, and the resulting organic revenue growth was 8.4%. Organic revenue growth for the period was favorably impacted by 200 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net income attributable to MDC Partners common shareholders in the first nine months of 2017 was $14.8 million compared to a loss of ($54.9) million in the first nine months of 2016. Diluted income per share attributable to MDC Partners common shareholders for the first nine months of 2017 was $0.24 compared to a loss of ($1.08) per share in the first nine months of 2016. Adjusted EBITDA for the first nine months of 2017 was $136.6 million, an increase of 13.0% compared to $121.0 million in the first nine months of 2016, with margins expanding by 10 basis points versus last year.

Financial Outlook

Guidance for 2017 is maintained as follows:

2017 Guidance
Organic Revenue	approximately 7% growth
Adjusted EBITDA Margin	approximately 60 basis points increase

*	The Company has excluded a quantitative reconciliation with respect to the Company’s 2017 guidance under the “unreasonable efforts” exception in item 10(e)(1)(i)(B) of Regulation S-K.

Conference Call

Management will host a conference call on Monday, October 30, 2017, at 4:30 p.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), November 6, 2017, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10113763), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the fastest-growing and most influential marketing and communications networks in the world. Its 50+ advertising, public relations, branding, digital, social and event marketing agencies are responsible for some of the most memorable and engaging campaigns for the world’s most respected brands. As "The Place Where Great Talent Lives," MDC Partners is known for its unique partnership model, empowering the most entrepreneurial and innovative talent to drive competitive advantage and business growth for clients. By leveraging technology, data analytics, insights, and strategic consulting solutions, MDC Partners drives measurable results and optimizes return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures for the three and nine months ended September 30, 2017, include the following:

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that represents operating profit plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items. Prior to 2017, Adjusted EBITDA included an additional adjustment for acquisition deal costs. Beginning with 2017, on a prospective basis we no longer include the acquisition deal cost adjustment but we continue to disclose this metric on Schedule 9 for your reference.

Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures. We are unable to reconcile our projected 2017 organic revenue growth to the corresponding GAAP measure because we are unable to predict the 2017 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, dispositions, or other potential changes. We are unable to reconcile our projected 2017 increase in Adjusted EBITDA margin to the corresponding GAAP measure because the amount and timing of many future charges that impact these measures (such as amortization of future acquired intangible assets, foreign exchange transaction gains or losses, impairment charges, provision or benefit for income taxes, and certain assumptions used in the calculation of deferred acquisition consideration) are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. As a result, we are unable to provide reconciliations of these measures. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic conditions;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities;

•	foreign currency fluctuations; and

•	risks associated with the ongoing Canadian class litigation claim.

The Company’s business strategy includes ongoing efforts to engage in acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time, the Company may be engaged in a number of discussions that may result in one or more acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016 (1)	2017	2016 (1)

Revenue	$375,800	$349,254	$1,111,032	$995,343

Operating expenses:
Cost of services sold	249,418	235,659	754,803	675,940
Office and general expenses	77,910	83,303	251,313	233,840
Depreciation and amortization	11,252	11,412	32,916	34,068
Goodwill impairment	-	29,631	-	29,631
	338,580	360,005	1,039,032	973,479
Operating profit (loss)	37,220	(10,751)	72,000	21,864

Other income (expense):
Other, net	8,649	(6,008)	17,812	9,530
Interest expense and finance charges	(16,403)	(16,540)	(48,859)	(49,289)
Loss on redemption of notes	-	-	-	(33,298)
Interest income	145	218	550	599
	(7,609)	(22,330)	(30,497)	(72,458)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	29,611	(33,081)	41,503	(50,594)
Income tax expense (benefit)	9,049	(1,930)	17,659	1,180
Income (loss) before equity in earnings of non-consolidated affiliates	20,562	(31,151)	23,844	(51,774)
Equity in earnings of non-consolidated affiliates	1,422	70	1,924	9
Net income (loss)	21,984	(31,081)	25,768	(51,765)
Net income attributable to the noncontrolling interests	(3,491)	(1,059)	(6,588)	(3,172)
Net income (loss) attributable to MDC Partners Inc.	18,493	(32,140)	19,180	(54,937)
Accretion on convertible preference shares	(1,948)	-	(4,365)	-
Net income (loss) attributable to MDC Partners Inc. common shareholders	$16,545	$(32,140)	$14,815	$(54,937)

Income (loss) per common share:
Basic:
Income (loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$0.25	$(0.62)	$0.24	$(1.08)
Discontinued operations attributable to MDC Partners Inc. common shareholders	-	-	-	-
Net income (loss) attributable to MDC Partners Inc. common shareholders	$0.25	$(0.62)	$0.24	$(1.08)

Diluted:
Income (loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$0.24	$(0.62)	$0.24	$(1.08)
Discontinued operations attributable to MDC Partners Inc. common shareholders	-	-	-	-
Net income (loss) attributable to MDC Partners Inc. common shareholders	$0.24	$(0.62)	$0.24	$(1.08)

Weighted average number of common shares outstanding:
Basic	57,566,707	52,244,819	53,915,536	50,861,890
Diluted	57,943,080	52,244,819	54,228,208	50,861,890

(1)	Revised due to the correction of prior period financial statements relating to the Company's deferred tax liability and income tax expense.

SCHEDULE 2

MDC PARTNERS INC.

UNAUDITED ORGANIC REVENUE GROWTH RECONCILIATION

(US$ in 000s, except percentages)

	Three Months Ended		Nine Months Ended
	Revenue $	% Change	Revenue $	% Change
September 30, 2016	$349,254		$995,343

Organic revenue growth *	27,075	7.8%	83,556	8.4%
Impact of Non-GAAP acquisitions (dispositions), net	(3,153)	(0.9%)	36,489	3.7%
Foreign exchange impact, net	2,624	0.8%	(4,356)	(0.4%)
GAAP revenue growth	26,546	7.6%	115,689	11.6%

September 30, 2017	$375,800		$1,111,032

*	“Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

Note: Actuals may not foot due to rounding.

SCHEDULE 3

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2017

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$375,800	$193,979	$24,173	$40,670	$33,027	$83,951	$-	$375,800

Net income attributable to MDC Partners Inc.								$18,493
Adjustments to reconcile to operating profit (loss):
Net income attributable to the noncontrolling interests								3,491
Equity in earnings of non-consolidated affiliates								(1,422)
Income tax expense								9,049
Interest expense and finance charges, net								16,258
Other, net								(8,649)
Operating profit (loss)	$47,944	$19,819	$5,716	$4,775	$2,421	$15,213	$(10,724)	$37,220
margin	12.8%	10.2%	23.6%	11.7%	7.3%	18.1%		9.9%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	10,997	6,359	336	1,220	917	2,165	255	11,252
Stock-based compensation	5,903	3,840	177	659	150	1,077	477	6,380
Deferred acquisition consideration adjustments	(2,462)	1,901	-	136	115	(4,614)	-	(2,462)
Distributions from non-consolidated affiliates **	-	-	-	-	-	-	1,118	1,118
Other items, net ***	-	-	-	-	-	-	330	330

Adjusted EBITDA *	$62,382	$31,919	$6,229	$6,790	$3,603	$13,841	$(8,544)	$53,838
margin	16.6%	16.5%	25.8%	16.7%	10.9%	16.5%		14.3%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items. Prior to 2017, Adjusted EBITDA included an additional adjustment for acquisition deal costs. Beginning with 2017, on a prospective basis, we no longer include the acquisition deal disclose cost adjustment but we continue to this metric on Schedule 9 for your reference.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 9 for reconciliation of amounts.

SCHEDULE 4

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2016

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$349,254	$177,262	$22,181	$40,309	$34,481	$75,021	$-	$349,254

Net income attributable to MDC Partners Inc.								$(32,140)
Adjustments to reconcile to operating profit (loss):
Net income attributable to the noncontrolling interests								1,059
Equity in earnings of non-consolidated affiliates								(70)
Income tax benefit ****								(1,930)
Interest expense and finance charges, net								16,322
Other, net								6,008
Operating profit (loss)	$(3,700)	$2,873	$4,688	$11,101	$466	$(22,828)	$(7,051)	$(10,751)
margin	-1.1%	1.6%	21.1%	27.5%	1.4%	-30.4%		-3.1%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	11,053	6,111	353	189	2,338	2,062	359	11,412
Goodwill impairment	29,631	-	-	-	-	29,631	-	29,631
Stock-based compensation	4,623	2,890	150	564	70	949	605	5,228
Acquisition deal costs	639	639	-	-	-	-	167	806
Deferred acquisition consideration adjustments	11,152	15,860	(264)	(5,897)	168	1,285	-	11,152
Distributions from non-consolidated affiliates **	-	-	-	-	-	-	1,247	1,247
Other items, net ***	-	-	-	-	-	-	(2,463)	(2,463)

Adjusted EBITDA *	$53,398	$28,373	$4,927	$5,957	$3,042	$11,099	$(7,136)	$46,262
margin	15.3%	16.0%	22.2%	14.8%	8.8%	14.8%		13.2%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items. Prior to 2017, Adjusted EBITDA included an additional adjustment for acquisition deal costs. Beginning with 2017, on a prospective basis, we no longer include the acquisition deal cost disclose adjustment but we continue to this metric on Schedule 9 for your reference.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 9 for reconciliation of amounts.
****	Revised due to the correction of prior period financial statements relating to the Company's deferred tax liability and income tax expense. This correction has no impact on Adjusted EBITDA.

SCHEDULE 5

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2017

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$1,111,032	$576,935	$67,473	$125,470	$103,966	$237,188	$-	$1,111,032

Net income attributable to MDC Partners Inc.								$19,180
Adjustments to reconcile to operating profit (loss):
Net income attributable to the noncontrolling interests								6,588
Equity in earnings of non-consolidated affiliates								(1,924)
Income tax expense								17,659
Interest expense and finance charges, net								48,309
Other, net								(17,812)
Operating profit (loss)	$100,982	$33,765	$13,563	$13,410	$8,618	$31,626	$(28,982)	$72,000
margin	9.1%	5.9%	20.1%	10.7%	8.3%	13.3%		6.5%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	32,052	17,889	1,062	3,657	2,933	6,511	864	32,916
Stock-based compensation	15,271	9,892	502	2,264	464	2,149	1,599	16,870
Deferred acquisition consideration adjustments	13,275	12,367	359	606	429	(486)	-	13,275
Distributions from non-consolidated affiliates **	105	-	-	105	-	-	1,118	1,223
Other items, net ***	-	-	-	-	-	-	365	365

Adjusted EBITDA *	$161,685	$73,913	$15,486	$20,042	$12,444	$39,800	$(25,036)	$136,649
margin	14.6%	12.8%	23.0%	16.0%	12.0%	16.8%		12.3%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items. Prior to 2017, Adjusted EBITDA included an additional adjustment for acquisition deal costs. Beginning with 2017, on a prospective basis, we no longer include the acquisition deal disclose cost adjustment but we continue to this metric on Schedule 9 for your reference.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 9 for reconciliation of amounts.

SCHEDULE 6

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2016

		Global	Domestic
	Advertising and	Integrated	Creative	Specialized	Media
	Communications	Agencies	Agencies	Communications	Services	All Other	Corporate	Total

Revenue	$995,343	$489,880	$66,274	$123,006	$96,681	$219,502	$-	$995,343

Net loss attributable to MDC Partners Inc.								$(54,937)
Adjustments to reconcile to operating profit (loss):
Net income attributable to the noncontrolling interests								3,172
Equity in earnings of non-consolidated affiliates								(9)
Income tax expense ****								1,180
Interest expense and finance charges, net								48,690
Loss on redemption of notes								33,298
Other, net								(9,530)
Operating profit (loss)	$54,846	$24,316	$14,779	$17,860	$3,510	$(5,619)	$(32,982)	$21,864
margin	5.5%	5.0%	22.3%	14.5%	3.6%	-2.6%		2.2%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	32,802	14,986	1,263	5,123	4,437	6,993	1,266	34,068
Goodwill impairment	29,631	-	-	-	-	29,631	-	29,631
Stock-based compensation	13,384	9,030	487	1,556	187	2,124	2,059	15,443
Acquisition deal costs	1,106	1,069	-	37	-	-	1,160	2,266
Deferred acquisition consideration adjustments	17,180	20,105	(205)	(5,927)	900	2,307	-	17,180
Distributions from non-consolidated affiliates **	-	-	-	-	-	-	1,247	1,247
Other items, net ***	-	-	-	-	-	-	(725)	(725)

Adjusted EBITDA *	$148,949	$69,506	$16,324	$18,649	$9,034	$35,436	$(27,975)	$120,974
Margin	15.0%	14.2%	24.6%	15.2%	9.3%	16.1%		12.2%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items. Prior to 2017, Adjusted EBITDA included an additional adjustment for acquisition deal costs. Beginning with 2017, on a prospective basis, we no longer include the acquisition deal cost disclose adjustment but we continue to this metric on Schedule 9 for your reference.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 9 for reconciliation of amounts.
****	Revised due to the correction of prior period financial statements relating to the Company's deferred tax liability and income tax expense. This correction has no impact on Adjusted EBITDA.

SCHEDULE 7

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	September 30,	December 31,
	2017	2016 (1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,861	$27,921
Cash held in trusts	5,182	5,341
Accounts receivable, net	438,765	388,340
Expenditures billable to clients	42,332	33,118
Other current assets	27,647	34,862
Total current assets	532,787	489,582
Fixed assets, net	91,153	78,377
Investments in non-consolidated affiliates	5,655	4,745
Goodwill	839,361	844,759
Other intangible assets, net	74,685	85,071
Deferred tax assets	39,598	41,793
Other assets	34,592	33,051
Total assets	$1,617,831	$1,577,378

Liabilities, redeemable noncontrolling interests, and shareholders' deficit
Current liabilities:
Accounts payable	$232,704	$251,456
Trust liability	5,182	5,341
Accruals and other liabilities	289,471	303,581
Advance billings	165,600	133,925
Current portion of long-term debt	300	228
Current portion of deferred acquisition consideration	59,849	108,290
Total current liabilities	753,106	802,821
Long-term debt, less current portion	930,889	936,208
Long-term portion of deferred acquisition consideration	88,419	121,274
Other liabilities	54,657	56,012
Deferred tax liabilities	119,602	110,359
Total liabilities	1,946,673	2,026,674

Redeemable noncontrolling interests	60,092	60,180

Shareholders' deficit
Convertible preference shares (liquidation preference $99,365)	90,220	-
Common shares	351,075	317,784
Shares to be issued	-	2,360
Charges in excess of capital	(307,454)	(311,581)
Accumulated deficit	(562,668)	(581,848)
Accumulated other comprehensive loss	(5,593)	(1,824)
MDC Partners Inc. shareholders' deficit	(434,420)	(575,109)
Noncontrolling interests	45,486	65,633
Total shareholders' deficit	(388,934)	(509,476)
Total liabilities, redeemable noncontrolling interests, and shareholders' deficit	$1,617,831	$1,577,378

(1)	Revised due to the correction of prior period financial statements relating to the Company's deferred tax liability and income tax expense.

SCHEDULE 8

MDC PARTNERS INC.

UNAUDITED SUMMARY CASH FLOW DATA

(US$ in 000s)

	Nine Months Ended September 30,
	2017	2016

Net cash provided by (used in) operating activities	$22,120	$(41,387)

Net cash used in investing activities	(19,503)	(14,663)

Net cash (used in) provided by financing activities	(11,683)	15,131

Effect of exchange rate changes on cash and cash equivalents	6	1,196

Net decrease in cash and cash equivalents	$(9,060)	$(39,723)

SCHEDULE 9

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES

(US$ in 000s)

	2016					2017
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
NON-GAAP ACQUISITIONS (DISPOSITIONS), NET
GAAP revenue from prior year acquisitions *	$6,556	$2,817	$17,083	$24,657	$51,113	$18,552	$24,983	$-	$43,535
Foreign exchange impact	39	7	113	1,343	1,502	1,046	1,341	-	2,387
Contribution to organic revenue (growth) decline **	(2,783)	(896)	(3,142)	(3,300)	(10,121)	1,470	(6,399)	-	(4,929)
Prior year revenue from dispositions ***	-	-	-	(499)	(499)	(691)	(660)	(3,153)	(4,504)
Non-GAAP acquisitions (dispositions), net	$3,812	$1,928	$14,054	$22,201	$41,995	$20,377	$19,265	$(3,153)	$36,489

	2016					2017
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
OTHER ITEMS, NET
SEC investigation and class action litigation expenses	$1,486	$1,359	$767	$454	$4,066	$339	$382	$330	$1,051
SEC final settlement payment	-	-	-	1,500	1,500	-	-	-	-
D&O insurance proceeds	-	(1,107)	(3,230)	(1,583)	(5,920)	(204)	(482)	-	(686)
Total other items, net	$1,486	$252	$(2,463)	$371	$(354)	$135	$(100)	$330	$365

	2016					2017
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
CASH INTEREST, NET & OTHER
Cash interest paid	$(25,703)	$(1,212)	$(1,063)	$(36,692)	$(64,670)	$(999)	$(30,567)	$(758)	$(32,324)
Bond interest accrual adjustment	11,995	(15,680)	(14,625)	20,800	2,490	(14,625)	14,625	(14,625)	(14,625)
Adjusted cash interest paid	(13,708)	(16,892)	(15,688)	(15,892)	(62,180)	(15,624)	(15,942)	(15,383)	(46,949)
Interest income	178	203	218	209	808	227	178	145	550
Total cash interest, net & other	$(13,530)	$(16,689)	$(15,470)	$(15,683)	$(61,372)	$(15,397)	$(15,764)	$(15,238)	$(46,399)

	2016					2017
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
CAPITAL EXPENDITURES, NET
Capital expenditures	$(5,539)	$(7,909)	$(6,275)	$(9,709)	$(29,432)	$(9,413)	$(11,743)	$(7,149)	$(28,305)
Landlord reimbursements	-	871	248	3,651	4,770	75	3,146	1,357	4,578
Total capital expenditures, net	$(5,539)	$(7,038)	$(6,027)	$(6,058)	$(24,662)	$(9,338)	$(8,597)	$(5,792)	$(23,727)

	2016					2017
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
MISCELLANEOUS OTHER DISCLOSURES
Net income attributable to the noncontrolling interests	$859	$1,254	$1,059	$2,046	$5,218	$883	$2,214	$3,491	$6,588
Cash taxes	$143	$664	$1,991	$97	$2,895	$1,293	$2,130	$3,486	$6,909
Acquisition deal costs	$553	$907	$806	$374	$2,640	$234	$242	$216	$692

*	GAAP revenue from prior year acquisitions for 2017 and 2016 relates to acquisitions which occurred in 2016 and 2015, respectively.
**	Contributions to organic revenue growth (decline) represents the change in revenue, measured on a constant currency basis, relative to the comparable pre-acquisition period for acquired businesses that is included in the Company's organic revenue growth (decline) calculation.
***	Prior year revenue from dispositions reflects the incremental impact on revenue for the comparable period after the Company's disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the disposition.

Note: Actuals may not foot due to rounding.

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